EX-99.23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Managers of JNLNY Variable Fund I LLC


We consent to the use of our report dated February 15, 2005 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISER, SUB-ADVISER AND OTHER SERVICE PROVIDERS" in Part B of the SEC Form N-1A Registration Statement.



                                                           /s/ KPMG LLP


Chicago, Illinois
April 27, 2005